UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) November 13, 2012

RADIANT LOGISTICS, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	001-35392	04-3625550
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

405 114th Avenue, S.E., Third Floor, Bellevue, WA 98004
(Address of Principal Executive Offices) (Zip Code)

(425) 943-4599
(Registrant’s Telephone Number, Including Area Code)

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders

At the annual meeting of stockholders of Radiant Logistics, Inc. (the “Company,” “we” or “us”) held on November 13, 2012, the holders of our outstanding stock took the actions described below. As of the record date for the annual meeting, 33,041,430 shares of common stock were issued and outstanding, each entitled to one vote per share.

1. The stockholders elected Bohn H. Crain, Jack Edwards and Stephen P. Harrington to serve on our board of directors for a one-year term. The results of the voting are as follows:

Name	For	Withheld	Broker Non-Votes
Bohn H. Crain	18,787,536	23,533	5,389,941
Jack Edwards	18,787,536	23,533	5,389,941
Stephen P. Harrington	18,389,169	421,900	5,389,941

2. The stockholders also approved a proposal to ratify the selection of Peterson Sullivan LLP as our independent auditor for the 2013 fiscal year. The voting results for this proposal were 24,079,214 shares for, 0 shares against, and 121,796 shares abstained.

3. The stockholders approved a proposal to adopt the Radiant Logistics, Inc. 2012 Stock Option and Performance Award Plan. The voting results for this proposal were 18,429,698 shares for, 379,173 shares against, 2,198 shares abstained, and 5,389,941 broker non-votes.

4. The stockholders approved a proposal to approve an amendment to our Certificate of Incorporation to increase the number of shares of common stock that we are authorized to issue from 50,000,000 to 100,000,000. The voting results for this proposal were 23,309,285 shares for, 793,472 shares against, and 98,253 shares abstained.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Radiant Logistics, Inc.

Date: November 16, 2012	By:	/s/ Alesia Pinney
Alesia Pinney General Counsel